 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 12, 2018 (July 06, 2018)

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Offering of Unsecured Non-Convertible Notes

On July 6, 2018, the Company issued a $135,000 promissory note to an accredited investor in exchange for gross proceeds of $120,000. This investor note (i) will mature July 6, 2019 and (ii) will bear interest at a rate of 12% per annum, from date of funding. Principal and interest on this note are payable at maturity. This note is secured by a security interest on substantially all of the Company's assets, pursuant to the Security Agreement dated November 30, 2017.

The Notes contain standard and customary events of default including but not limited to: (i) failure to make payments when due under the Notes, and (ii) bankruptcy or insolvency of the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
All of the securities described in this Current Report on Form 8-K were or will be offered and sold in reliance upon exemptions from registration pursuant to 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to “accredited investors” (as defined by Rule 501 under the Securities Act).
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Note dated July 6, 2017
10.2	Security Agreement dated November 30, 2017 (Incorporated by reference to Exhibit 10.65 to our Annual Report on Form 10-K filed March 29, 2018.)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

July 12, 2018	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer